Exhibit 10.8

SUNGARD INSURED RECEIVABLES FACILITY

FIRST STEP RECEIVABLES PURCHASE AGREEMENT

DATED AS OF AUGUST 11, 2005

by and among

CERTAIN SUBSIDIARIES OF SUNGARD DATA SYSTEMS, INC.,

as Sellers

and

SUNGARD FINANCING LLC

SUNGARD INSURED RECEIVABLES FACILITY

FIRST STEP RECEIVABLES PURCHASE AGREEMENT

THIS FIRST STEP RECEIVABLES PURCHASE AGREEMENT, dated as of August 11, 2005 (as amended and modified from time to time, including all Schedules and Exhibits hereto, this “Agreement” or the “First Step Agreement”), is by and among SunGard SCT Inc., a Delaware corporation, as a Seller, SunGard Availability Services LP, a Pennsylvania limited partnership, as a Seller, the other Persons which become parties hereto from time to time as Sellers, and SunGard Financing LLC, a Delaware limited liability company (together with its assigns, “SunGard Financing”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Annex A to the Insured Receivables Credit Agreement, dated as of August 11, 2005, relating to the SunGard Insured Receivables Facility, by and among SunGard Funding LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as Administrative Agent, the Lenders and Funding Agents parties thereto, and the Insurer, as amended or modified from time to time (the “Credit Agreement”).

PRELIMINARY STATEMENTS

Each Seller now owns, and from time to time hereafter will own, Receivables. Each Seller wishes to sell and assign to SunGard Financing, and SunGard Financing wishes to purchase from each Seller, all of such Seller’s right, title and interest in and to such Receivables, together with the Seller Related Security and Collections with respect thereto.

Each Seller and SunGard Financing intends the transactions contemplated hereby to be true sales of the Receivables from the applicable Seller to SunGard Financing, providing SunGard Financing with the full benefits of ownership of the Receivables, and the Sellers and SunGard Financing do not intend these transactions to be, or for any purpose to be characterized as, loans from SunGard Financing to any Seller.

Immediately after and on the same day of the purchase of the Receivables from the Sellers, SunGard Financing will sell to SunGard Funding all such Receivables and the associated Seller Related Security and Collections with respect thereto pursuant to the Second Step Agreement. SunGard Funding will pledge such assets to obtain credit under the Credit Agreement.

ARTICLE I

AMOUNTS AND TERMS

Section 1.1 Purchase of Receivables.

(a) Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Seller hereby sells, assigns, transfers, sets over and otherwise conveys to SunGard Financing, without recourse (except to the extent expressly provided herein), and SunGard Financing does hereby purchase from each Seller, all of each such Seller’s right, title and interest in and to all of such Seller’s Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all of such Seller’s Receivables thereafter arising through and including the Amortization Date, together, in each case, with all Seller Related Security relating thereto and all Collections thereof; provided, that, SunGard Financing shall be obligated to pay the Purchase Price therefor in accordance with Section 1.2.

(b) It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a “sale of accounts” (as such term is used in Article 9 of the Uniform Commercial Code), which sale is absolute and irrevocable and provides SunGard Financing with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sale of Receivables hereunder is made without recourse to any Seller; provided, however, that (i) each Seller shall be liable to SunGard Financing for all representations, warranties and covenants made by such Seller pursuant hereto, and (ii) such sale does not constitute and is not intended to result in an assumption by SunGard Financing of any obligation of any Seller or any other Person arising in connection with the Receivables, the related Contracts and/or other Seller Related Security or any other obligations of any Seller. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each of the Sellers will, on or prior to the date hereof and in accordance with Section 5.1(d), (x) indicate clearly and unambiguously in its computer files that all Receivables have been or will be conveyed to SunGard Financing pursuant to this Agreement and (y) note in its accounting records that the Receivables have been sold to SunGard Financing. Upon the request of SunGard Financing, each Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of SunGard Financing’s ownership interest in the Receivables and the Seller Related Security and Collections with respect thereto, or as SunGard Financing may reasonably request.

Section 1.2 Payment for the Purchase.

(a) The Purchase Price for each Purchase from a Seller shall be payable in full by SunGard Financing to such Seller or its designee on each Purchase Date and shall be paid to such Seller in the manner provided in this Article I; provided that for purposes of the initial Purchase Date, the Purchase Price for the Receivables existing on such date shall be based on the Receivables of each Seller existing as of the Cut-Off Date (the “Initial Effective Date Purchase Price”). On the first Settlement Date occurring after the Closing Date (the “Initial Settlement

Date”), each Seller shall determine the Purchase Price for the Receivables existing on the Closing Date based on the Receivables actually existing on the Closing Date (the “Actual Effective Date Purchase Price”). If the Initial Effective Date Purchase Price paid by SunGard Financing on the Closing Date is greater than the Actual Effective Date Purchase Price with respect to any Seller, such Seller shall pay to SunGard Financing an amount equal to such excess on the Initial Settlement Date. If the Initial Effective Date Purchase Price paid by SunGard Financing on the Closing Date is less than the Actual Effective Date Purchase Price with respect to any Seller, SunGard Financing shall pay to such Seller an amount equal to such difference on the Initial Settlement Date by increasing the outstanding principal amount of the First Step Intercompany Note for the account of such Seller in the amount of the difference.

(b) Upon the fulfillment of the conditions set forth in Article III, the Purchase Price for Receivables shall be paid by or provided for (without duplication) by SunGard Financing in the manner provided in Section 1.2(c) on the date of the initial Purchase from the applicable Seller and on each Purchase Date thereafter until the Amortization Date.

(c) The Purchase Price for Receivables shall be paid by SunGard Financing on each Purchase Date (including the initial Purchase Date) as follows:

(i) by netting the amount of any Purchase Price Credits then due to SunGard Financing against such Purchase Price;

(ii) to the extent available for such purpose (as determined by SunGard Financing), in cash;

(iii) by means of an addition to the principal amount of the First Step Intercompany Note in an aggregate amount up to the remaining portion of the Purchase Price (after subtraction of the amounts paid in accordance with clauses (i) and (ii) of this subsection (c). Any such addition to the principal amount of the First Step Intercompany Note shall be allocated among the Sellers (pro rata according to the aggregate purchase price for the Receivables sold by each Seller on such day) by the Seller Agent in accordance with the provisions of this Section 1.2(c)(iii) and Section 1.8. The Seller Agent may evidence such additional principal amounts by recording the date and amount thereof on the grid attached to the First Step Intercompany Note; provided, however, that the failure to make any such recordation or any error in such grid shall not adversely affect any Seller’s rights.

(d) The Seller Agent shall be responsible, in accordance with Section 1.2(a), for allocating among the Sellers the payment of the Purchase Price and any amounts netted therefrom pursuant to Section 1.2(c)(i) or credited to SunGard Financing pursuant to Section 1.2(c)(i) or paid in the form of cash to be paid pursuant to Sections 1.2(c)(ii) or in the form of an addition to the principal amount of the First Step Intercompany Note pursuant to Section 1.2(c)(iii). All amounts payable by SunGard Financing in respect of the Purchase Price shall be paid by SunGard Financing to an account of the Seller Agent for allocation by the Seller Agent to the respective Sellers (ratably in accordance with the portion of the Purchase Price owing to each). Each of the Sellers hereby appoints the Seller Agent as its agent for purposes of receiving such payments, making such allocations and taking any other actions hereunder on its behalf and hereby authorizes SunGard Financing to make all payments due to such Seller directly to, or as directed by, the Seller Agent. The Seller Agent hereby accepts and agrees to such appointment. Any such payment by SunGard Financing to or at the direction of the Seller Agent shall constitute a full and complete discharge of SunGard Financing’s liability for the amounts so paid, whether or not the proceeds of such payment are properly distributed by the Seller Agent to the applicable Seller for whose account such payment was made.

Section 1.3 Purchase Price Credit Adjustments. If on any day:

(a) the Outstanding Balance of a Receivable is reduced as a result of any Dilution, or

(b) any of the representations and warranties set forth in Section 2.1(g), (h), (m), (n), (o) or (p) are no longer true with respect to any Receivable,

then, in such event, SunGard Financing shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivable. If the aggregate Purchase Price Credits in respect of any Seller exceeds the Purchase Price in respect of the Receivables of such Seller payable on any Purchase Date, then such Seller agrees to pay such excess amount of the Purchase Price Credit to SunGard Financing in cash on or prior to the Settlement Date with respect to the Monthly Period during which such Purchase Price Credit arises. Simultaneously with the granting or payment of any Purchase Price Credit by any Seller in respect of a Receivable under Section 1.3(b), such Receivable shall immediately and automatically be sold, assigned, transferred and reconveyed (without recourse) by SunGard Financing to such Seller without any further action by SunGard Financing or any other Person.

Section 1.4 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by SunGard Financing hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the Seller Agent designated from time to time by the Seller Agent or as otherwise directed by the Seller Agent; provided that to the extent Collections during any Monthly Period that are available to fund the Purchase Price of Receivables sold during such period are less than the full amount of such Purchase Price, the unpaid portion thereof shall be paid or provided for on the related Settlement Date in accordance with Section 1.4(c). In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(b) Each Seller hereby agrees that the Seller Agent is authorized to receive amounts due from SunGard Financing to such Seller hereunder. All amounts so received shall be applied in the following order of payment during each Monthly Period:

(i) first, to pay any amounts payable pursuant to 1.2(c)(ii); and

(ii) second, to make payments of interest on, and then principal of the First Step Intercompany Note in accordance with Section 1.8 and the First Step Intercompany Note.

(c) On each Settlement Date:

(i) the Seller Agent shall determine the aggregate Purchase Price (the “Aggregate Purchase Price”) for all Receivables conveyed by the Sellers to SunGard Financing during the preceding Monthly Period or, in the case of the Amortization Date, during the period from the end of the Monthly Period to the Amortization Date (each such period, an “Adjusted Monthly Period”); provided, that the final Adjusted Monthly Period shall commence on the day following the most recently ended Adjusted Monthly Period and shall end on the Amortization Date;

(ii) if on any Settlement Date, the Aggregate Purchase Price for the related Adjusted Monthly Period minus the aggregate amount of Purchase Price Credits for such Adjusted Monthly Period (such difference, the “Modified Aggregate Purchase Price”) exceeds the amount of cash payments received by the Seller Agent from SunGard Financing on behalf of the Sellers as provided herein for such Adjusted Monthly Period (such amount, the “Cash Payments”), the Seller Agent shall, subject to the terms of this Agreement and to the extent it has not already done so, record such excess as an increase in the principal amount outstanding under the First Step Intercompany Note (subject to the limitation set forth in Section 1.8(c)), and if any excess remains after giving effect to the permissible increase in the principal amount of the First Step Intercompany Note, the Sellers may declare the Amortization Date to have occurred with respect to all Sellers by delivering notice to that effect to SunGard Financing and the Administrative Agent;

(iii) if on any Settlement Date, the Cash Payments for the related Adjusted Monthly Period exceed the Modified Aggregate Purchase Price for such Adjusted Monthly Period, the Seller Agent shall, subject to the terms of this Agreement, record the application of that excess, (x) first, to the payment of any unpaid and accrued interest on the First Step Intercompany Note, (y) second, as a reduction in the principal amount of the First Step Intercompany Note, and, (z) third, cause the Sellers to pay any remaining excess to SunGard Financing.

Section 1.5 Transfer of Records.

(a) In connection with the Purchase of Receivables hereunder, each Seller hereby sells, transfers, assigns and otherwise conveys to SunGard Financing all of such Seller’s right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, each Seller hereby grants to SunGard Financing an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Seller or is owned by others and used by such Seller under license agreements with respect thereto, provided that should the consent of any licensor of such Seller to such grant of the license described herein be required, such Seller hereby agrees that upon the request of SunGard Financing, such Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

(b) Each Seller (i) shall take such action requested by SunGard Financing, from time to time hereafter, that may be necessary or appropriate to ensure that SunGard Financing under the Second Step Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Seller hereunder, and (ii) shall use its reasonable efforts to ensure that SunGard Financing has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

Section 1.6 Characterization. This agreement constitutes a “security agreement” as defined in the Uniform Commercial Code that the parties intend provides for the “security interest” of a buyer of accounts under the Uniform Commercial Code. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale by any Seller to SunGard Financing of Receivables hereunder shall be characterized as a loan by SunGard Financing to the Sellers and not a true sale of accounts or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement in respect of such loan under the Uniform Commercial Code and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Seller hereby grants to SunGard Financing a security interest in all of such Seller’s right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections, Seller Related Security and Records with respect thereto, and all proceeds of the foregoing, to secure such loan, which security interest shall be prior to all other Liens. After the occurrence of an Early Amortization Event, SunGard Financing shall have, in addition to the rights and remedies specified in this Agreement, all other rights and remedies provided to a secured party after default in a transaction which is a sale of accounts under the Uniform Commercial Code and other applicable law, which rights and remedies shall be cumulative.

Section 1.7 No Repurchase. Except to the extent expressly set forth herein, no Seller shall have any right or obligation under this Agreement, by implication or otherwise, to repurchase from SunGard Financing any Receivables or to rescind or otherwise retroactively affect any Purchase of any Receivable after it is sold to SunGard Financing hereunder.

Section 1.8 First Step Intercompany Note.

(a) On the date of the initial Purchase, SunGard Financing shall issue to the Seller Agent, for the account of the Sellers as their respective interests may appear, a note substantially in the form of Exhibit I (as amended, supplemented or otherwise modified from time to time, the “First Step Intercompany Note”). The aggregate principal amount of the First Step Intercompany Note at any time shall be equal to the difference between (i) the aggregate principal amount on the issuance thereof and each addition to the principal amount of the First Step Intercompany Note with respect to each Seller pursuant to the terms of Section 1.2(c)(iii) and Section 1.4 as of such time, minus (ii) the aggregate amount of all payments made in respect of the principal of the First Step Intercompany Note as of such time. All payments made in respect of the First Step Intercompany Note shall be allocated, first, to pay accrued and unpaid interest thereon, and second, to pay the outstanding principal amount thereof. Interest on the outstanding principal amount of the First Step Intercompany Note shall accrue at a rate per annum equal to the Base Rate in effect from time to time from and including the date of issuance to but excluding the day on which it is paid in full and shall, subject to the terms and conditions hereof and thereof, be paid (x) on each Settlement Date with respect to the principal amount of the First Step Intercompany Note outstanding from time to time during the Adjusted Monthly Period immediately preceding such Settlement Date (but only to the extent SunGard Financing has funds available to make such payment) and (y) on the maturity date thereof; provided, however, that, to the maximum extent permitted by law, accrued interest on the First Step Intercompany Note which is not so paid shall be added to the principal amount of the First Step Intercompany Note. Upon receipt of any such payment, the Seller Agent shall distribute such payment to the Sellers ratably based on their respective interests in the First Step Intercompany Note as described in Section 1.8(b). Principal of the First Step Intercompany Note not paid or prepaid pursuant to the terms thereof shall be payable on the maturity date thereof. Notwithstanding anything to the contrary contained in this Agreement, any payments to be made by SunGard Financing in respect of the First Step Intercompany Note shall be made solely from funds available to SunGard Financing that are not otherwise required to be applied or set-aside for the payment of any obligations of SunGard Financing under the Second Step Agreement, shall be non-recourse other than with respect to such funds and shall not constitute a claim against SunGard Financing to the extent that insufficient funds exist to make such payment.

(b) Each addition to the principal amount of the First Step Intercompany Note on any Purchase Date pursuant to Section 1.2(c) (including on the date of the initial Purchase hereunder) shall be allocated among the Sellers by the Seller Agent ratably in proportion to the Purchase Price owing to each on such Purchase Date.

(c) Anything herein to the contrary notwithstanding, SunGard Financing may not make any payment of any Purchase Price on any Purchase Date by increasing the aggregate principal amount of the First Step Intercompany Note outstanding unless after giving effect to such increase (after giving effect to all repayments thereof on or before such Purchase Date) (i) the aggregate principal amount of the First Step Intercompany Note outstanding on such Purchase Date would not exceed 25% of the aggregate Outstanding Balance of the Receivables on such Purchase Date and (ii) the Net Worth of SunGard Financing shall not be less than $74,000,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sellers. Each Seller hereby represents and warrants to SunGard Financing, as to itself, severally and not jointly, as of the date hereof, and as of the date of each Purchase, that:

(a) Corporate Existence and Power. Such Seller (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its assets, to carry on its business and to execute, deliver and perform its obligations under each Transaction Document to which it is a party and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b) Power and Authority; Due Authorization Execution and Delivery. The execution, delivery and performance by each Seller of each Transaction Document to which it is a party, and the consummation of the Transactions, is within such Seller’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Seller’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Seller is a party or affecting such Seller or the properties of such Seller or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Seller or its property is subject; or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c) Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Seller of this Agreement or any other Transaction Document, or for the consummation of the Transactions, (b) the grant by any Seller of the Liens granted by it pursuant to the Transaction Documents, (c) the perfection or maintenance of the Liens created under the Transaction Documents (including the priority thereof) or (d) the exercise by SunGard Financing of its rights or remedies under the Transaction Documents, except for (i) filings necessary to perfect the Liens granted by the Sellers in favor of SunGard Financing, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d) Binding Effect. This Agreement and each other Transaction Document has been duly executed and delivered by each Seller that is party thereto. This Agreement and each other Transaction Document constitutes, a legal, valid and binding obligation of such Seller, enforceable against each Seller that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(e) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Seller, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Seller or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) Accuracy of Information. All information heretofore furnished by any Seller or any of their Affiliates to SunGard Financing for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller or any of their Affiliates to SunGard Financing will be, true and accurate in every material respect on the date such information is stated or certified.

(g) Good Title. At the time each Receivable of such Seller came into existence, such Seller was the legal and beneficial owner of each such Receivables and Seller Related Security with respect thereto, free and clear of any Lien, except as created by the Transaction Documents.

(h) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase, transfer to SunGard Financing (and SunGard Financing shall acquire from the Seller) a valid and perfected first priority ownership interest in each Receivable that is the subject of such Purchase, together with the Seller Related Security and Collections with respect thereto, free and clear of any Lien, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the Uniform Commercial Code (or any comparable law) of all appropriate jurisdictions to perfect SunGard Financing’s ownership interest in the Receivables, the Seller Related Security and the Collections.

(i) Uniform Commercial Code Search; Filing Information; Location of Records. The name (as it appears in the public records of the relevant jurisdiction of organization), the Federal tax identification number, the organizational identification number, the type of organization, the jurisdiction of organization, the mailing address and the address of the location of the Records of such Seller are correctly set forth Schedule A.

(j) Lockboxes, Lockbox Accounts and Collection Accounts. The names and addresses of all Lockbox Banks and Collection Banks as of the date of this Agreement, together with the account numbers of the Lockbox Accounts and Collection Accounts at each Lockbox Bank and Collection Bank and the post office box number of each Lockbox, are listed on Schedule B.

(k) Names. Within the last five years, such Seller has not used any corporate names, trade names or assumed names other than that on the signature page of this Agreement, except as disclosed in the Perfection Certificate referred to in the Senior Credit Agreement.

(l) Investment and Holding Company Status. Such Seller is not (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(m) Compliance with SunGard Financial Policy. Such Seller has complied in all material respects with the SunGard Financial Policy with regard to each Receivable and the related Contract, and has not made any change to such SunGard Financial Policy, a copy of which is attached as Exhibit E hereto, except (i) those changes approved with the prior written consent of the Controlling Party, or (ii) such material changes as to which the Controlling Party has been notified in accordance with Section 5.1(a)(iii) of the Credit Agreement. Such Seller will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the SunGard Financial Policy.

(n) Equivalent Value; Good Faith Transfers. The amount of consideration being received by each of the Sellers upon the sale of the Receivables and the Seller Related Security to SunGard Financing constitutes reasonably equivalent value and fair consideration for the Receivables and the Seller Related Security. The transfers of Receivables by such Seller to SunGard Financing pursuant to this Agreement, and all other transactions between such Seller and SunGard Financing, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of such Seller.

(o) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a valid and legally binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(p) Eligible Receivables. Each Receivable sold by such Seller hereunder and included in the Net Receivables Balance as an Eligible Receivable on the date it came into existence was an Eligible Receivable on such date.

(q) Early Amortization Events and Potential Early Amortization Events. No Early Amortization Event or Potential Early Amortization Event has occurred and is continuing.

(r) Taxes. Except as set forth in Schedule G and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Seller has filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

(s) Solvency. Immediately after the consummation of the Transactions to occur on the date hereof, such Seller is Solvent.

(t) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

(u) Intellectual Property. Each Seller owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Seller in the operation of its businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of any Seller, threatened against any Seller, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(v) Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of each Seller to SunGard Financing in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Sellers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

(w) Taxes. Any taxes, fees and other governmental charges payable by each Seller in connection with the Transactions and the execution and delivery of the Transaction Documents have been paid or shall have been paid on or prior to the Closing Date and any date an Additional Seller is made party to this Agreement, except any taxes, fees and governmental charges which the failure to pay would not result in a Material Adverse Effect.

Section 2.2 Representations and Warranties of SunGard Financing. SunGard Financing represents and warrants as follows:

(a) SunGard Financing is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the ability of SunGard Financing to perform its obligations hereunder.

(b) The execution, delivery and performance by SunGard Financing of this Agreement, and each other Transaction Document to which SunGard Financing is to be a party, when executed and delivered by SunGard Financing (i) have been duly authorized by all necessary limited liability company action and (ii) will not (A) violate (1) SunGard Financing’s certificate of formation or limited liability company agreement, (2) any Requirement of Law applicable to SunGard Financing or (3) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which SunGard Financing is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation of a material right or acceleration of any material payment obligations under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (ii) or this Section 2.2(b), could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SunGard Financing to perform its obligations hereunder and (iii) will not result in the creation or imposition of any Lien except Liens created under the Transaction Documents.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by SunGard Financing of this Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) for such authorizations, approvals or actions the failure of which to obtain or take could not reasonably be expected to have a material adverse effect on the ability of SunGard Financing to perform its obligations hereunder.

(d) This Agreement, and each other Transaction Document to which SunGard Financing is to be a party, when executed and delivered by SunGard Financing, has been duly executed and delivered by SunGard Financing and is the legal, valid and binding obligation of SunGard Financing, enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

ARTICLE III

CONDITIONS OF PURCHASE

Section 3.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) SunGard Financing shall have received on or before the date of such purchase those documents listed on Schedule C and (b) all of the conditions to the initial purchase under the Second Step Agreement and the effectiveness of the Credit Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2 Conditions Precedent to all Purchases by SunGard Financing. SunGard Financing’s obligation to purchase Receivables on each Purchase Date from a Seller shall be subject to the further conditions precedent that (a) the Amortization Date shall not have occurred and (b) the representations and warranties set forth in Article II with respect to such Seller that are required to be made on such Purchase Date are true and correct on and as of such date.

Notwithstanding the foregoing, unless otherwise specified by SunGard Financing (with a copy to the Administrative Agent) in a written notice to the Seller Agent, each Purchase from a Seller shall occur automatically on each day prior to the Amortization Date, with the result that the title to all Receivables of such Seller shall vest in SunGard Financing automatically on the date each such Receivable arises and without any further action of any kind by SunGard Financing, any Seller or the Seller Agent, whether or not the conditions precedent specified above were in fact satisfied on such date and notwithstanding any delay in making payment of the Purchase Price for such Receivables (but without impairing SunGard Financing’s obligation to pay such Purchase Price in accordance with the terms hereof).

Section 3.3 Conditions Precedent to all Sales by Sellers. The obligation of each Seller to sell any Receivable generated by it on any date shall be subject to the further condition precedent that on such date no voluntary or involuntary case or proceeding is pending against such Seller or SunGard Financing under applicable Debtor Relief Laws.

ARTICLE IV

CONDITIONS TO SELLER STATUS

Section 4.1 Conditions Precedent to Seller Status. In order for a Subsidiary of SunGard Parent that is not a Seller on the date hereof to become a party to this Agreement in the capacity as a Seller, a Joinder Agreement for such Subsidiary in the form of Exhibit II hereto must have been executed by all the requisite parties thereto and have been delivered to the Administrative Agent and the Insurer.

ARTICLE V

COVENANTS

Section 5.1 (a) Affirmative Covenants of Seller. Until the date on which this Agreement terminates in accordance with its terms, each Seller hereby covenants as set forth below:

(a) SunGard Financial Policy. Each Seller will furnish to SunGard Financing, at least thirty (30) days prior to the effectiveness of any material change in or material amendment to the SunGard Financial Policy, a copy of the SunGard Financial Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting SunGard Financing’s consent thereto. Seller will also promptly furnish to SunGard Financing such other information relating to the Transactions that may be requested from time to time.

(b) Notices of Material Events. Each Seller will notify SunGard Financing in writing of any of the following promptly upon learning the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) the occurrence of each Early Amortization Event and each Potential Early Amortization Event, by a statement of an Responsible Officer of such Seller; or

(ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Seller, (ii) any dispute, litigation, investigation, proceeding or suspension between any Seller and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Seller, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Seller with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

Each notice delivered under this Section 5.1(b) shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c) Existence; Conduct of Business. Such Seller will (i) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 5.2(g) and (ii) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 5.2(g)

(d) Books and Records. Each Seller will (a) maintain proper books of record and account, on which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Seller; (b) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Each Seller will give the Administrative Agent (as subassignee of SunGard Financing) notice of any material change in the administrative and operating procedures referred to in the previous sentence. Each Seller will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Administrative Agent (as subassignee of SunGard Financing), describing the interests of the Lenders and the Insurer under the Transaction Documents and (B) upon the request of the Administrative Agent (as subassignee of SunGard Financing) (x) mark each Contract with a legend describing the interests of the Adminstrative Agent on behalf of the Lenders and the Insurer and (y) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(e) Inspection/Audit Rights. Each Seller will permit representatives and independent contractors of SunGard Financing to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, independent public accountants to the extent required by and in the manner permitted by the Collection Agent Agreement.

(f) Maintenance of Records. Each Seller will (i) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable);

(ii) give SunGard Financing notice of any material change in the administrative and operating procedures referred to in the preceding clause (i); and

(iii) maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Seller.

(g) Compliance with Contracts and SunGard Financial Policy. Such Seller will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables and (ii) comply in all material respects with the SunGard Financial Policy in regard to each Receivable and the related Contract.

(h) Compliance with Laws. Such Seller will comply in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs,

injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(i) Ownership. Such Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Seller Related Security and the Collections purchased under this Agreement irrevocably in SunGard Financing, free and clear of any Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the Uniform Commercial Code (or any comparable law) of all appropriate jurisdictions to perfect SunGard Financing’s interest in such Receivables, Seller Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of SunGard Financing therein as SunGard Financing may reasonably request), and (ii) establish and maintain, in favor of SunGard Financing, a valid and perfected first priority security interest in all Receivables, Seller Related Security and Collections to the full extent contemplated herein, free and clear of any Liens.

(i) Separateness. Each Seller acknowledges that it is entering into the transactions contemplated by the Transaction Documents in reliance upon SunGard Financing’s identity as a legal entity that is separate from the Sellers and their respective subsidiaries (other than SunGard Financing). In furtherance of the foregoing, such Seller shall not take any action that is inconsistent with the undertakings of SunGard Financing set forth in Section 4.1(f) of the Second Step Agreement.

(j) Collections. Such Seller will instruct all Obligors to remit all payments in respect of the Receivables into a Lockbox (either directly by wire transfer or electronic funds transfer or by check mailed to a Lockbox maintained by the relevant Collection Bank). In the event any payments relating to Receivables are remitted directly to such Seller, such Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Seller will hold such payments in trust for the exclusive benefit of SunGard Financing.

(k) Payment of Obligations. Such Seller will pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

(l) Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

Section 5.2 Negative Covenants of Sellers. Until the date on which this Agreement terminates in accordance with its terms, each Seller hereby covenants that:

(a) Name Change, Offices and Records. Such Seller will not take any action that would cause any financing statement to become “seriously misleading” under Section 9-507 of the Uniform Commercial Code or change its location as specified in Section 9-307 of the Uniform Commercial Code unless it shall have: (i) given SunGard Financing at least thirty (30) days’ prior written notice thereof and (ii) delivered to SunGard Financing all financing statements, instruments and other documents reasonably requested by SunGard Financing, the Administrative Agent or the Insurer in connection with such change or relocation.

(b) Modifications to Contracts and SunGard Financial Policy. Such Seller will not make (i) any change to the SunGard Financial Policy which would impair the collectibility of the Receivables or otherwise adversely affect the interests or remedies of SunGard Financing, the Administrative Agent, the Lenders or the Insurer, and (ii) any material change to the SunGard Financial Policy without the prior written consent of SunGard Financing. Such Seller will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the SunGard Financial Policy.

(c) Modifications to Character of Business. Such Seller will not make any change in the character of its business which would impair the collectibility of the Receivables or otherwise adversely affect the interests or remedies of SunGard Financing, SunGard Funding, the Administrative Agent, the Lenders or the Insurer in any material respect.

(d) Sales, Liens. Such Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Liens upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Seller Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lockbox or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of SunGard Financing provided for herein) other than in connection with the sale of Charged-Off Receivables and with respect to Receivables reassigned to such Seller pursuant to Section 1.3, and such Seller will defend the right, title and interest of SunGard Financing in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller.

(e) Accounting for Purchase. Except to the extent otherwise required under generally accepted accounting principles, such Seller shall not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale and absolute conveyance of Receivables by such Seller to SunGard Financing (except that, in accordance with applicable tax principles, each Purchase may be ignored for tax reporting purposes).

(f) Consolidation and Merger. Such Seller will not consolidate with, or merge with or into any other Person, or have any other Person merge into such Seller, if such consolidation or merger will result in an Early Amortization Event or a Potential Early Amortization Event. Further, without the prior written consent of each Funding Agent under the Receivables Purchase Agreement, such Seller shall not partake in a merger or transaction in which the Seller is not the surviving entity. The consent of the Funding Agents shall be based upon their reasonable opinion, or the reasonable opinion of their counsel, that the proposed merger or consolidation will not materially adversely affect the collectibility of a material portion of the Receivables or the performance of such Seller’s obligations under the Transaction Documents.

(g) Change in Payment Instructions to Obligors. Such Seller will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lockbox or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Lockbox Bank or Collection Bank or a Lockbox or Collection Account, an executed Control Agreement with respect to the new Lockbox or Collection Account; provided, however, that the Seller Agent may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lockbox or Collection Account. Such Seller will not credit remittances which do not constitute Collections or other proceeds of the Receivables or the Related Security to any Lockbox Account or Collection Account.

ARTICLE VI

EARLY AMORTIZATION EVENTS

Section 6.1 Early Amortization Events. The occurrence of any one or more of the following events shall constitute an Early Amortization Event:

(a) Any Seller shall fail (i) to make any payment or deposit required hereunder (or any other Transaction Document to which it is a party) when due and such failure continues for one (1) day, (ii) to perform or observe any term, covenant or agreement under Section 5.2(g) hereunder, or (iii) other than as referred to in clauses (i) and (ii) of this paragraph (a), to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) and such failure shall continue for ten (10) consecutive Business Days.

(b) Any representation, warranty, certification or statement made by any Seller in this Agreement, any other Transaction Document or other document delivered pursuant hereto or thereto shall prove in any material respect to have been incorrect when made or deemed made other than any breach of a representation relating to a Receivable that has been repurchased pursuant to Section 1.3.

(c) A default shall occur in the performance of any term, provision or condition contained in the Senior Credit Agreement causing Indebtedness to become due prior to its stated maturity or declared to be due and payable or required to be prepaid prior to the date of maturity thereof, or a default shall occur in the performance of any term, provision or condition contained in any agreement under which Material Indebtedness (as defined in the Senior Credit Agreement) was created or is governed, the effect of which is to cause such Material Indebtedness to become due prior to its stated maturity; or any such Material Indebtedness of the Seller Agent shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; provided, however, that this clause (c) shall not apply to Indebtedness (to the extent secured in full) of any Seller that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness.

(d) Any Seller shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

(e) Any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Sellers for Taxes, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.

(f) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Seller under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Seller or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(g) Any “Early Amortization Event” under and as defined in the Second Step Agreement shall occur.

(h) Any “Early Amortization Event” under and as defined in the Credit Agreement shall occur.

Section 6.2 Remedies. Upon the occurrence and during the continuation of an Early Amortization Event, SunGard Financing may take any of the following actions: (i) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller; provided, however, that upon the occurrence of the Early Amortization Event described in Section 6.1(d), or of an actual or deemed entry of an order for relief with respect to any Seller under any Debtor Relief Law, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by any Seller to SunGard Financing. The aforementioned rights and remedies shall be in addition to all other rights and remedies of SunGard Financing available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the Uniform Commercial Code to a secured party that is a buyer of accounts, all of which rights shall be cumulative.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnities by Sellers. Without limiting any other rights that SunGard Financing may have hereunder or under applicable law, each Seller jointly and severally hereby agrees to indemnify SunGard Financing and its officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of SunGard Financing) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by SunGard Financing of an interest in the Receivables, excluding, however:

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party.

Without limiting the generality of the foregoing indemnification, each Seller shall indemnify SunGard Financing and its assigns including the Administrative Agent and the Insurer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to such Seller) relating to or resulting from:

(i) any representation or warranty made by such Seller under or in connection with this Agreement or in any report delivered by or on behalf of such Seller pursuant hereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by such Seller, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of such Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement;

(iv) any products liability, personal injury or damage suit, or similar claim arising out of or in connection with goods or services that are furnished pursuant to any Receivable sold by such Seller hereunder or pursuant to the related Contract;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable sold by such Seller hereunder (including, without limitation, a defense based on such Receivable or the related Contract not being a valid and legally binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any failure to vest and maintain vested in SunGard Financing, or to transfer to SunGard Financing, legal and equitable title to, and ownership of, and a first priority perfected security interest in the Receivables sold by such Seller pursuant hereto, the Seller Related Security and the Collections, free and clear of any Liens; and

(x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or other applicable laws with respect to any Receivable sold by such Seller pursuant hereto, the Seller Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time.

Section 7.2 Other Costs and Expenses. Each Seller jointly and severally agrees to pay to SunGard Financing on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including, without limitation, the cost of SunGard Financing’s auditors auditing the books, records and procedures of the Sellers, reasonable fees and out-of-pocket expenses of legal counsel for SunGard Financing with respect thereto and with respect to advising SunGard Financing as to its respective rights and remedies under this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Waivers and Amendments.

(a) No failure or delay on the part of SunGard Financing in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Seller and SunGard Financing (with the consent of the Insurer) and with prior written notice to S&P and Moody’s.

Section 8.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule F hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 8.2.

Section 8.3 Protection of Ownership Interests of SunGard Financing.

(a) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that SunGard Financing may reasonably request, to perfect, protect or more fully evidence the rights of SunGard Financing in and to the Receivables, or to enable SunGard Financing to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuance of an Early Amortization Event, SunGard Financing may, at the Sellers’ joint and several cost and expense, direct any Seller to notify the Obligors of Receivables of the ownership interests of SunGard Financing under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to SunGard Financing or its designee.

(b) If any Seller fails to perform any of its obligations hereunder, SunGard Financing may (but shall not be required to) perform, or cause performance of, such obligation, and SunGard Financing’s costs and expenses incurred in connection therewith shall be payable by the Sellers as provided in Section 7.2. Each Seller irrevocably authorizes SunGard Financing at any time and from time to time in the sole discretion of SunGard Financing , and appoints SunGard Financing as its attorney(s)-in-fact, to act on behalf of such Seller (i) to execute on behalf of such Seller as debtor and to file financing statements necessary or desirable in SunGard Financing’s sole discretion to perfect and to maintain the perfection and priority of the interest of SunGard Financing in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as SunGard Financing in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of SunGard Financing’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 8.4 [Reserved].

Section 8.5 Bankruptcy Petition. Each Seller, solely in its capacity as a creditor of SunGard Financing, hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Obligations, it will not institute against, or join any other Person in instituting against, SunGard Financing any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 8.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 8.7 CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PURSUANT TO THIS AGREEMENT AND EACH SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF SUNGARD FINANCING TO BRING PROCEEDINGS AGAINST ANY SELLER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER AGAINST SUNGARD FINANCING OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 8.8 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.9 Integration; Binding Effect; Survival of Terms.

(a) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller pursuant to Article II, (ii) the indemnification and payment provisions of Article VII, Section 8.5 and Section 8.12 shall be continuing and shall survive any termination of this Agreement.

Section 8.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 8.11 Consent to Assignment. Each of SunGard Parent and each Seller consents to the assignment by SunGard Financing of its right, title and interest under this Agreement to SunGard Funding (or its assigns), and to the further assignment by SunGard Funding (or its assigns) of its right, title and interest under this Agreement to any Person, including the Administrative Agent (and its assigns) and the Insuer (and its assigns).

Section 8.12 Availability of Funds. Notwithstanding anything in this Agreement to the contrary, SunGard Financing shall not have any obligation to pay any amount required to be paid by it to the Sellers hereunder in excess of any amount available to SunGard Financing after paying or making provision for the payment of its other obligations. All payment obligations of SunGard Financing hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its other obligations; and each of the Sellers agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by SunGard Financing exceeds the amount available to SunGard to pay such amount after paying or making provision for the payment of its other obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SUNGARD SCT INC., as a Seller

By:	/s/ LAWRENCE A. GROSS
Name:	Lawrence A. Gross
Title:	Assistant Vice President and Assistant Secretary

SUNGARD AVAILABILITY SERVICES LP, as a Seller

By:	/s/ LAWRENCE A. GROSS
Name:	Lawrence A. Gross
Title:	Assistant Vice President and Assistant Secretary

SUNGARD FINANCING LLC

By:	/s/ MICHAEL J. RUANE
Name:	Michael J. Ruane
Title:	President, Treasurer and Assistant Secretary